Fourth Amendment To
Amended and Restated Credit Agreement
This Fourth Amendment to Amended and Restated Credit Agreement (herein, the “Amendment”) is entered into as of April 12, 2012, by and among FCStone, LLC, an Iowa limited liability company (the “Borrower”), the Guarantors party to this Amendment, the financial institutions party to this Amendment, as lenders (the “Lenders”), and Bank of Montreal, as administrative agent (the “Administrative Agent”).
Preliminary Statements
A.    The Borrower, the Guarantors, the Lenders and the Administrative Agent entered into a certain Amended and Restated Credit Agreement dated as of June 21, 2010, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
B.    The Borrower has requested that the Lenders amend the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendments.
Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:
1.1.    The defined term “Termination Date” appearing in Section 5.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:
“Termination Date” means April 11, 2013 or such earlier date on which the Commitments are terminated in whole pursuant to Section 1.10, 9.2 or 9.3 hereof.
1.2.    Section 5.1 of the Credit Agreement shall be further amended by inserting the two new defined terms in their appropriate alphabetical order, each such defined term to read as follows:
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
1.3.    Section 6.6 of the Credit Agreement shall be amended and restated to read in its entirety as follows:
Section 6.6.    No Material Adverse Change; Change in LawSection 6.6.    No Material Adverse Change. (i) Material Adverse Change. Since March 31, 2010, there has been no material adverse change in the condition, financial or otherwise, of the Borrower or any Guarantor, except those occurring in the ordinary course of business or disclosed in the financial reports identified in Section 6.5 hereof or another form of written disclosure to the Lenders prior to the date of this Agreement.
(ii) Change in Law. No Change in Law has occurred that impairs the ability of the Borrower to make any payment of principal or interest when due on any Loan.

Section 2.	Conditions Precedent.
This Amendment shall become effective upon satisfaction of all of the following conditions precedent:
2.1.    The Borrower, the Guarantors, the Lenders and the Administrative Agent shall have executed and delivered this Amendment.
2.2.    The Administrative Agent shall have received good standing certificates for each of the Borrower and the Guarantor from the Secretary of State from the state of its incorporation (dated no earlier than 30 days prior to the date of this Amendment).
2.3.    Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 3.	Representations.
3.1.    In order to induce the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Administrative Agent and the Lenders that as of the date hereof (a) the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct in all material respects (except to the extent that such representations and warranties relate to an earlier date) and (b) it is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.
3.2.    Since June 21, 2010, there has been no amendments, modifications, restatements or supplements to the certificate of incorporation or articles of formation, as applicable and by-laws or the limited liability company agreement (or its equivalent) of the Borrower and the Parent, and such certificate of incorporation or articles of formation and by-laws or limited liability company agreement are in full force and effect.

3.3.    Since June 20, 2011, there has been no amendments, modifications, restatements or supplements to the certificate of incorporation and by-laws of Holdings, and such certificate of incorporation and by-laws are in full force and effect.
3.4.    The resolutions of the Borrower and the Guarantors dated June 21, 2010 on file with the Administrative Agent have not been amended, modified or rescinded and are in full force and effect.

Section 4.	Miscellaneous.
4.1.    Except as specifically amended herein, the Credit Agreement, including without limitation the Guarantees set forth in Section 11 thereof and the Notes issued pursuant to Section 1.9 thereof, shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.
4.2.    The Borrower agrees to pay on demand all out of pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Administrative Agent.
4.3.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Amendment by telecopy or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as an original. This Amendment shall be governed by the internal laws of the State of Illinois.
[Signature Pages to Follow]

This Fourth Amendment to Amended and Restated Credit Agreement is entered into as of the date and year first above written.
“Borrower”
FCStone, LLC

By	/s/ Paul G. Anderson
Name     Paul G. Anderson
Title     CEO
“Guarantors”
FCStone Group, Inc.

By	/s/ William J. Dunaway
Name    William J. Dunaway
Title    CFO

INTL FCStone, Inc. (f/k/a International Assets Holding Corporation)
By /s/ Paul G. Anderson
Name    Paul G. Anderson
Title    President

By	/s/ William J. Dunaway
Name    William J. Dunaway
Title    CFO

[Fourth Amendment - FCStone]

Accepted and agreed to.
Bank of Montreal, as Administrative Agent

By	/s/ Linda C. Haven
Name    Linda C. Haven
Title    Managing Director

BMO Harris Financing, Inc. (f/k/A BMO Capital Markets Financing, Inc.), as a Lender

By	/s/ Linda C. Haven
Name    Linda C. Haven
Title    Managing Director

[Fourth Amendment - FCStone]